BYLAWS

OF

GENERATION INCOME PROPERTIES, INC.

(As amended March 26, 2025)

BYLAWS

OF

GENERATION INCOME PROPERTIES, INC.

ARTICLE I

OFFICES

Section 1.01 Principal Office. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 1.02 Additional Offices. The Corporation may have additional offices, including a principal executive office, and places of business at such other places, within or without the State of Maryland, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01 Place. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these Bylaws and designated in the notice of the meeting. The Board of Directors is authorized to determine that a meeting not be held at any place, but instead may be held partially or solely by means of remote communication. In accordance with these Bylaws and subject to any guidelines and procedures adopted by the Board of Directors, stockholders and proxy holders may participate in any meeting of stockholders held by means of remote communication and may vote at such meeting as permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 2.02 Annual Meeting. An annual meeting of the stockholders for the election of directors and the transaction of any other business which may properly come before such meeting shall be held at such time and place and on such date as may be set by the Board of Directors.

Section 2.03 Special Meetings.

Section 2.03.1 General. The chair of the Board of Directors, president, chief executive officer or Board of Directors may call a special meeting of the stockholders. Subject to subsection 2.03.2 of this Section 2.03, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

Section 2.03.2 Stockholder-Requested Special Meeting.

(a) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder, each individual whom the stockholder proposes to nominate for election as a director and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors (or the election of each such individual, if applicable) in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving a valid Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary.

(b) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (i) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (ii) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (B) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by such stockholder, and (C) the nominee holder for, and number of, shares of stock of the Corporation owned by such stockholder beneficially but not of record, (iv) be sent to the secretary by registered mail, return receipt requested, and (v) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(c) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (b) of this Section 2.03.2, the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(d) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the chairman of the Board of Directors, president, chief executive officer or Board of Directors, whoever has called the meeting. In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the chair of the Board of Directors, chief executive officer, president or Board of Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (c) of this Section 2.03.2.

(e) If written revocations of the Special Meeting Request have been delivered to the secretary by requesting stockholders and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting, or for the chair of the meeting to adjourn the meeting without action on the matter, then (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chair of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(f) The chair of the Board of Directors, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (f) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(g) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 2.04 Notice. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting.

Subject to Section 2.11.1 of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a “public announcement” (as defined in Section 2.11.3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 2.05 Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chair of the meeting or, in the absence of such appointment or appointed individual, by the chair of the Board of Directors or, in the case of a vacancy in the office or absence of the chair of the Board of Directors, one of the following officers present at the meeting in the following order: the vice chair of the Board of Directors, if there be one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary, or, in the absence of such officers, a chair chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chair of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chair of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chair of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chair of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.06 Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute, the charter of the Corporation (the “Charter”) or these Bylaws for the vote necessary for the approval of any matter. If, however, such quorum shall not be established at any meeting of the stockholders, the chair of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The date, time and place of the meeting, as reconvened, shall be either (a) announced at the meeting or (b) provided at a future time through means announced at the meeting.

The stockholders present either in person or by proxy at a meeting which has been duly called and convened and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Section 2.07 Voting. A nominee for director shall be elected as a director only if the aggregate votes cast in favor of the election of such nominee exceeds the total votes cast against as to the election of such nominee at a meeting of stockholders duly called and at which a quorum is present. However, directors shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present for which (i) the secretary of the Corporation receives notice that a stockholder has nominated an individual for election as a director in compliance with the requirements of advance notice of stockholder nominees for director set forth in Article II, Section 2.11 of these Bylaws, and (ii) such nomination has not been withdrawn by such stockholder on or before the close of business on the tenth day before the date of filing of the definitive proxy statement of the Corporation with the Securities and Exchange Commission, and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, the Charter or these Bylaws. Unless otherwise provided in the Charter or these Bylaws or expressly required by the Maryland General Corporation Law (“MGCL”), each share of stock of the Corporation outstanding shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 2.08 Proxies. A stockholder may cast the votes that the stockholder is entitled to cast either in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting in accordance with procedure established for the meeting. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.09 Voting of Stock by Certain Holders. Stock of the Corporation registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, a managing member, or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name in such capacity, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Section 2.10 Inspectors. The Board of Directors or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. The inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chair of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.11 Advance Notice of Director Nominations and Other Proposals by Stockholders.

Section 2.11.1 Annual Meetings of Stockholders.

(1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 2.11.1 and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 2.11.1, the other requirements of these Bylaws and applicable law.

(2) For any nomination for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.11.1(1), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and, in the case of any such other business, such other business must otherwise be a proper matter for action by the stockholders. A stockholder’s notice shall be valid and timely if it sets forth all information and certifications required under this Section 2.11.1 and is delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, such notice by the stockholder must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(3) Such stockholder’s notice shall set forth:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including the Proposed Nominee’s written consent to being named in any proxy statement and applicable proxy cards relating to such meeting of stockholders as a nominee and to serving as a director if elected);

(ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a description of such business (including the text of any proposal), the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom and (B) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) of the Exchange Act;

(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(C) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, individually or in the aggregate, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, and

(D) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person is subject to or during the last six months has, directly or indirectly (through brokers, nominees or otherwise), engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or to increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities;

(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 2.11.1 and any Proposed Nominee,

(A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address of each such Stockholder Associated Person and any Proposed Nominee, and

(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(v) the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal;

(vi) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting any Proposed Nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice;

(vii) if the stockholder is proposing one or more Proposed Nominees, a representation that such stockholder, Proposed Nominee or Stockholder Associated Person intends or is part of a group that intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of Proposed Nominees in accordance with Rule 14a-19 of the Exchange Act; and

(viii) all other information regarding the stockholder giving the notice and each Stockholder Associated Person that would be required to be disclosed by the stockholder in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

(4) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by:

(i) a certificate executed by the Proposed Nominee (A) certifying that such Proposed Nominee (I) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation, (II) will serve as a director of the Corporation if elected and will notify the Corporation simultaneously with the notification to the stockholder of the Proposed Nominee’s actual or potential unwillingness or inability to serve as a director, and (III) does not need any permission or consent from any third party to serve as a director of the Corporation, if elected, that has not been obtained, including any employer or any other board or governing body on which such Proposed Nominee serves; and (B) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded); and

(ii) a certificate executed by the stockholder certifying that such stockholder will (A) comply with Rule 14a-19 promulgated under the Exchange Act in connection with such stockholder’s solicitation of proxies in support of any Proposed Nominee, (B) notify the Corporation as promptly as practicable of any determination by the stockholder to no longer solicit proxies for the election of any Proposed Nominee as a director at the annual meeting, (C) furnish such other or additional information as the Corporation may request for the purpose of determining whether the requirements of this Section 2.11.1 have been complied with and of evaluating any nomination or other business described in the stockholder’s notice, and (D) appear in person or by proxy at the meeting to nominate any Proposed Nominees or to bring such business before the meeting, as applicable, and acknowledging that if the stockholder does not so appear in person or by proxy at the meeting to nominate such Proposed Nominees or bring such business before the meeting, as applicable, the Corporation need not bring such Proposed Nominee or such business for a vote at such meeting and any proxies or votes cast in favor of the election of any such Proposed Nominee or of any proposal related to such other business need not be counted or considered.

(5) Notwithstanding anything in this Section 2.11.1 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the notice for the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.11.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(6) For purposes of this Section 2.11.1, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder or another Stockholder Associated Person or who is otherwise a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in the solicitation, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

Section 2.11.2 Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (a) by or at the direction of the Board of Directors (b) by a stockholder that has requested that a special meeting be called for the election of directors in compliance with Section 2.03 of this Article II and that has supplied the information required by Section 2.03 of this Article II about each individual whom the stockholder proposes to nominate for election as a director or (c) provided that the special meeting has been called in accordance with Section 2.03 of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 2.11 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 2.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraphs (3) and (4) of Section 2.11.1 shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the notice to stockholders or a public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

Section 2.11.3 General.

(1) If any information or certification submitted pursuant to this Section 2.11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders, including any information or certification from a Proposed Nominee, shall be inaccurate in any material respect, such information or certification may be deemed not to have been provided in accordance with this Section 2.11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information or certification. Upon written request by the secretary or the Board of Directors, any such stockholder or Proposed Nominee shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.11, (ii) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting and, if applicable, satisfy the requirements of Rule 14a-19(a)(3)) submitted by the stockholder pursuant to this Section 2.11 as of an earlier date and (iii) an updated certification by each Proposed Nominee that such individual will serve as a director of the Corporation if elected. If a stockholder or Proposed Nominee fails to provide such written verification, update or certification within such period, the information as to which such written verification, update or certification was requested may be deemed not to have been provided in accordance with this Section 2.11.

(2) Only such individuals who are nominated in accordance with this Section 2.11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 2.11. In no event may a stockholder provide notice of a Proposed Nominee pursuant to this Section 2.11 for the election of directors with respect to a greater number of nominees (as alternates or otherwise) than are subject to election by stockholders at the applicable meeting. The chair of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.11 and/or applicable law, including Rule 14a-19 promulgated under the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 2.11, the Corporation shall disregard any proxy authority granted in favor of, or votes for, any Proposed Nominee if the stockholder or Stockholder Associated Person (each, a “Soliciting Stockholder”) soliciting proxies in support of such Proposed Nominee abandons the solicitation or does not (i) comply with Rule 14a-19 promulgated under the Exchange Act, including any failure by the Soliciting Stockholder to (A) provide the Corporation with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act or (ii) timely provide documentary evidence that the Board of Directors determines is sufficient to satisfy the Corporation that such Soliciting Stockholder has met the requirements of Rule 14a-19 (or any successor provision) promulgated under the Exchange Act in accordance with the following sentence. Any Soliciting Stockholder providing notice of nomination pursuant to this Section 2.11 shall, no later than five (5) Business Days prior to the applicable meeting, deliver to the Corporation (i) a certificate executed by such Soliciting Stockholder certifying that such Soliciting Stockholder has met the requirements of Rule 14a-19(a) (or any successor provision) and (ii) sufficient evidence, in the judgment of the Board of Directors, that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) (or any successor provision) promulgated under the Exchange Act.

(4) “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(5) Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

(6) Nothing in this Section 2.11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A under Section 14(a) of the Exchange Act.

(7) Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chair of the meeting, if the stockholder giving notice as provided for in this Section 2.11 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 2.12 Control Share Acquisition Act. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed or amended, in whole or in part, at any time, whether before or after an acquisition of control shares, and, upon such repeal or amendment, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 2.13 Business Combinations. By virtue of resolutions adopted by the Board of Directors prior to or at the time of adoption of these Bylaws, any business combination (as defined in Section 3-601(e) of the MGCL) between the Corporation and any of its present or future stockholders, or any affiliates or associates of the Corporation or any present or future stockholder of the Corporation, or any other person or entity or group of persons or entities, is exempt from the provisions of Subtitle 6 of Title 3 of the MGCL entitled “Special Voting Requirements,” including, but not limited to, the provisions of Section 3-602 of such Subtitle. The Board of Directors may not revoke, alter or amend such resolution or otherwise adopt any resolution that is inconsistent with a prior resolution of the Board of Directors that exempts any business combination (as defined in Section 3-601(e) of the MGCL) between the Corporation and any other person, whether identified specifically, generally or by type from the provisions of Subtitle 6 of Title 3 of the MGCL without the approval of stockholders entitled to cast a majority of all votes cast by the holders of the issued and outstanding shares of common stock of the Corporation.

Section 2.14 Voting by Ballot. Voting on any question or in any election may be viva voce unless the chair of the meeting shall order or any stockholder shall demand that voting be by ballot.

ARTICLE III

DIRECTORS

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 3.02 Outside Activities. A director who is not also an officer of the Corporation shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any director or officer of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those relating to the Corporation.

Section 3.03 Number, Qualifications and Tenure. A majority of the entire Board of Directors may establish, increase or decrease the number of directors at any regular meeting or at any special meeting, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 11, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

Section 3.04 Annual and Regular Meetings. An annual meeting of the Board of Directors may be held immediately after and at the same place as the annual meeting of stockholders, with no notice other than this Bylaw provision being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 3.05 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chair of the Board of Directors, the chief executive officer, the president or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 3.06 Notice. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, facsimile transmission, electronic mail, United States mail, with postage thereon prepaid, or courier to each director at his or her business or residence address. Notice by personal delivery, by telephone, facsimile transmission or electronic mail shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be given at least two days prior to the meeting and shall be deemed to be given when deposited with or delivered to a courier properly addressed. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he or she is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer back indicating receipt. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 3.07 Quorum. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or other percentage of such group.

The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

Section 3.08 Voting. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a lesser or greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 3.09 Conduct of Meetings. All meetings of the Board of Directors shall be called to order and presided over by the chair of the Board of Directors, or, in the absence of the chair, the vice chair of the Board of Directors, if any, or in the absence of both the chair and vice chair of the Board of Directors, the chief executive officer, if any, or, in the absence of the chief executive officer, the president or, in the absence of the president, by a member of the Board of Directors selected by the members present. An individual designated by the presiding officer of the meeting or, in the absence of such appointment or appointed individual, the secretary or, in his or her absence, an assistant secretary of the Corporation shall act as secretary at all meetings of the Board of Directors. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 3.10 Consent by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.

Section 3.11 Resignations. Any director may resign from the Board of Directors or any committee thereof at any time by delivering his or her resignation to the Board of Directors, the chair of the

Board of Directors or the secretary. Such resignation shall take effect at the time specified therein, which may be on or after the time of the resignation, or if no time be specified, at the time of the receipt of such resignation by the Board of Directors, the chair of the Board of Directors or the secretary. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.12 Vacancies. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. Any vacancy created by the removal of a director may also be filled by the stockholders of the Corporation entitled to vote generally in the election of the director who was removed. Any director elected by the stockholders of the Corporation to fill a vacancy created by the removal of a director shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Any director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

Section 3.13 Compensation. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.14 Reliance. Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director, officer, employee or agent reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director, officer, employee or agent reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 3.15 Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 3.16 Emergency Provisions. Notwithstanding any other provision in the Charter or these Bylaws, this Section 3.16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 4.01 Number, Tenure and Qualifications. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

Section 4.02 Powers. The Board of Directors may delegate to committees appointed under Section 4.01 any of the powers of the Board of Directors, except as prohibited by law, the Charter, or these Bylaws.

Section 4.03 Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chair of any committee, and such chair or, in the absence of a chair, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.

Section 4.04 Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.05 Consent by Committees Without a Meeting. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting; if consent in writing or by electronic transmission to such action is given by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 4.06 Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 5.01 General Provisions. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chair of the Board of Directors, a vice chair of the Board of Directors, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

Section 5.02 Removal and Resignation. Any officer or agent of the Corporation may be removed by the Board of Directors, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chair of the Board of Directors, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 5.03 Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 5.04 Chief Executive Officer. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chair of the Board of Directors shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. The chief executive officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.05 Chief Operating Officer. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 5.06 Chief Financial Officer. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 5.07 Chair of the Board of Directors. The Board of Directors shall designate a chair of the Board of Directors. The chair of the Board of Directors shall be a director and may, but need not be, an officer of the Corporation. The chair of the Board of Directors shall preside, when present, at all meetings of the Board of Directors. The chair of the Board of Directors shall have such other powers and shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Directors.

Section 5.08 President. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.09 Vice Presidents. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, as senior vice president, or as vice president for particular areas of responsibility.

Section 5.10 Secretary. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or by the Board of Directors.

Section 5.11 Treasurer. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and in general perform such other duties as from time to time may be assigned to the treasurer by the chief executive officer, the president or the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer, the president and the Board of Directors, at regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 5.12 Assistant Secretaries; Assistant Treasurers. The assistant secretaries and assistant treasurers, (a) shall have the power to perform and shall perform all the duties of the secretary and the treasurer, respectively, in such respective officer’s absence and (b) shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Directors.

Section 5.13 Compensation. The salaries and other compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.01 Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation if authorized or ratified, generally or specifically, by action of the Board of Directors.

Section 6.02 Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 6.03 Deposits. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the president, the chief financial officer, or any other officer designated by the Board of Directors may determine.

ARTICLE VII

STOCK

Section 7.01 Certificates. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 7.02 Transfers. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares of stock, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares of stock are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares of stock is subject to the determination of the Board of Directors that such shares of stock shall no longer be represented by certificates. Upon the transfer of uncertificated shares of stock, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares of stock a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 7.03 Replacement Certificate. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares of stock have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 7.04 Fixing of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this Section 7.04, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned to a date more than 120 days or postponed to a date more than 90 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 7.05 Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 7.06 Fractional Stock; Issuance of Units. The Board of Directors may authorize the Corporation to issue fractional stock or authorize the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 9.01 Authorization. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors and declared by the Corporation, subject to the provisions of applicable law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of applicable law and the Charter.

Section 9.02 Contingencies. Before payment of any dividends or other distributions, there may be set aside (but there is no duty to set aside) out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

SEAL

Section 10.01 Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 10.02 Affixing Seal. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XI

INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 11.01 Indemnification to the Extent Permitted by Law.

(a) The Corporation shall, to the maximum extent permitted by Maryland law as in effect from time to time, indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses (including legal fees) in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding, by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer.

(b) In addition to and not in limitation of the provisions of Section 11.01(a), the Corporation may, with the approval of the Board of Directors, provide such indemnification and advancement of expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a)(i) or (a)(ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way the rights to which any person seeking indemnification or reimbursement of expenses may or become entitled under any bylaw, regulation, insurance agreement or otherwise.

(c) Neither the amendment nor repeal of this Article XI, nor the adoption or amendment of any other provision of the Bylaws or Charter inconsistent with this Article XI, shall eliminate or reduce the protection afforded by the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 11.02 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any Indemnified Person against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability.

Section 11.03 Non-Exclusive Right to Indemnify; Heirs and Personal Representatives. The rights to indemnification set forth in this Article XI are in addition to all rights which any Indemnified Person may be entitled as a matter of law, and shall inure to the benefit of the heirs and personal representatives of each Indemnified Person.

Section 11.04 No Limitation. In addition to any indemnification permitted by these Bylaws, the Board of Directors shall, in its sole discretion, have the power to grant such indemnification as it deems in the interest of the Corporation to the full extent permitted by law. This Article XI shall not limit the Corporation’s power to indemnify against liabilities not arising from a person’s serving the Corporation as a director, officer, employee or agent.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice of any meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any such meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII

AMENDMENT OF BYLAWS

These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the Board of Directors or by the affirmative vote of a majority of all votes entitled to be cast by the holders of the issued and outstanding shares of common stock of the Corporation, provided, however, that the Board of Directors shall have the exclusive power to alter, amend or repeal Sections 2.03 and 2.11 of Article II of these Bylaws. Notwithstanding anything to the contrary herein, this Article XIII of these Bylaws may not be altered, amended or repealed except by the affirmative vote of a majority of all votes entitled to be cast by the holders of the issued and outstanding shares of common stock of the Corporation, and Sections 2.12 and 2.13 of Article II of these Bylaws may not be altered, amended or repealed except by the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of common stock of the Corporation.